Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

407-822-4600

Rotech Healthcare Inc. Announces Registered Exchange Offer for Senior Secured Notes due 2015

Orlando, Florida, December 9, 2010 — Rotech Healthcare Inc. (OTCBB: ROHI.OB), one of the largest providers of home medical equipment and related products and services, announced today that it has commenced a registered exchange offer to exchange up to $230 million aggregate principal amount of its Senior Secured Notes due 2015 which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) for any and all of its outstanding Senior Secured Notes due 2015, which were issued in a private placement (the “Private Notes”).

Rotech agreed when it issued the Private Notes to file with the Securities and Exchange Commission a registration statement relating to the exchange offer pursuant to which Rotech would offer the Exchange Notes, containing substantially identical terms to the Private Notes, in exchange for Private Notes that are tendered by the holders of those notes.

Any Private Notes not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement except in limited circumstances.

The terms of the exchange offer are contained in the exchange offer prospectus and related letter of transmittal.

The exchange offer will expire at 5:00 p.m., New York City time, on January 10, 2011, unless extended. Private Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus.

Requests for assistance or for copies of the exchange offer prospectus should be directed to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at (212)-815-2742.

This press release shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities. The exchange offer will be made only by means of a written prospectus.

About Rotech Healthcare Inc.

Rotech Healthcare Inc. is one of the largest providers of home medical equipment and related products and services in the United States, with a comprehensive offering of respiratory therapy and durable home medical equipment and related services. The Company provides home medical equipment and related products and services principally to older patients with breathing disorders, such as chronic obstructive pulmonary diseases (COPD), which include chronic bronchitis, emphysema, obstructive sleep apnea and other cardiopulmonary disorders. The Company provides equipment and services in 48 states through approximately 450 operating locations located primarily in non-urban markets.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed in this press release and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will”, “could”, “should”, “would”, variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated in this press release. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond our control, that could cause results, performance or achievements to differ materially from those anticipated: general economic, financial and business conditions; setting of new reimbursement rates and other changes in reimbursement policies, the timing of reimbursements and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid; issues relating to reimbursement by government and third-party payors for our products and services generally; the impact of competitive bidding on Medicare volume in the impacted competitive bidding areas; the costs associated with government regulation of the health care industry; health care reform and the effect of changes in federal and state health care regulations generally; whether we will be subject to additional regulatory restrictions or penalties; issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; compliance with federal and state regulatory agencies, as well as accreditation standards and confidentiality requirements with respect to patient information; the effects of competition, industry consolidation and referral sources; compliance with various settlement agreements and corporate compliance programs; the costs and effects of legal proceedings; our ability to meet our working capital, capital expenditures and other liquidity needs; our ability to maintain compliance with the covenants contained in our indentures for our senior notes and our subordinated notes; our ability to refinance all or part of our outstanding debt obligations on or prior to maturity; our ability to successfully transition and retain patients associated with equipment purchases; our ability to maintain current levels of collectibility on our accounts receivable; the risks and uncertainties discussed under the heading “Certain Significant Risks and Uncertainties and Significant Events” in Note 8 of the Condensed Consolidated Financial

Statements in Part I, Item 1 of this Form 10-Q and other factors described in our filings with the Securities and Exchange Commission. Readers should refer to the discussion under “Risk Factors” in Part II, Item 1A contained in our Annual Report on Form 10-K for the year ended December 31, 2009 for a description of additional risks and uncertainties. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We do not undertake any obligation to release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.